UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2011

American Apparel, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA		90021-1106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement with Dov Charney

On March 24, 2011, American Apparel, Inc. (the “Corporation”) and Dov Charney, the Corporation’s Chairman of the Board and Chief Executive Officer, entered into, and closed the transactions under, a Purchase Agreement (the “Purchase Agreement” and, such closing, the “Closing”) pursuant to which (i) Mr. Charney purchased from the Corporation an aggregate of 1,801,802 shares of the Corporation’s common stock, par value $.0001 per share (the “Common Stock”), at a price of $1.11 per share, for aggregate cash consideration of approximately $2.0 million in cash (the “Purchased Shares”), and (ii) the three promissory notes issued by two subsidiaries of the Corporation to Mr. Charney, which as of March 24, 2011 had an aggregate of approximately $4.7 million, including principal and accrued and unpaid interest (to but not including March 24, 2011) outstanding were canceled in exchange for an issuance by the Corporation of an aggregate of 4,223,194 shares of Common Stock (the “Note Shares”) at a price of $1.11 per share, with 50% of such Note Shares being issued at the Closing and the remaining Note Shares (the “Contingent Shares”) issuable to Mr. Charney only if prior to the third anniversary of the Closing date (x) the closing sale price of the Common Stock on the NYSE Amex exceeds $3.50 for 30 consecutive trading days or (y) there is a change of control of the Corporation, as defined in the Purchase Agreement.

New Lion Warrant

In connection with the Closing, on March 24, 2011, in accordance with the previously disclosed Fifth Amendment, dated February 18, 2011 (the “Fifth Amendment”), to the Credit Agreement, dated as of March 13, 2009 (as amended, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), among the Corporation, certain subsidiaries of the Corporation as facility guarantors, Wilmington Trust FSB, in its capacity as administrative agent and in its capacity as collateral agent thereunder, Lion Capital (Americas) Inc., as a lender, and Lion/Hollywood L.L.C. (“Lion”), as a lender, and the other lenders from time to time party thereto, the Corporation issued to Lion a new warrant (the “New Lion Warrant”), which expires in 2018 and is exercisable at any time during its term, to purchase an aggregate of 759,809 shares of Common Stock at an exercise price of $1.11 per share, as such price may be adjusted from time to time pursuant to the adjustments specified in the New Lion Warrant or the Credit Agreement.

If the Contingent Shares are issued to Mr. Charney pursuant to the Purchase Agreement, the Fifth Amendment would require the Corporation to issue to Lion an additional new warrant to purchase shares of Common Stock, as described in the Fifth Amendment.

Amendment to Existing Lion Warrant

Also on March 24, 2011, in accordance with the Fifth Amendment, the Corporation and Lion entered into an amendment to the warrant issued to Lion on March 13, 2009 (the “Existing Lion Warrant” and, such amendment, the “Existing Lion Warrant Amendment”) which, among other things, extended the term of the Existing Lion Warrant to February 18, 2018 and reduced the exercise price of the Existing Lion Warrant to $1.11, as such price may be adjusted from time to time pursuant to the adjustments specified in the Existing Lion Warrant or the Credit Agreement. The effectiveness of the Existing Lion Warrant Amendment is subject to the approval by the Corporation’s stockholders of the exercise price adjustment and the potential issuance of additional shares of Common Stock contemplated by the Existing Lion Warrant Amendment.

In connection with the issuance of shares to Mr. Charney under the Purchase Agreement and the issuance of the New Lion Warrant to Lion, the exercise price of the warrant issued to SOF Investments, L.P.—Private IV on December 19, 2008, was adjusted pursuant to its terms to $2.739.

The foregoing descriptions of the Purchase Agreement, the New Lion Warrant and the Existing Lion Warrant Amendment do not purport to be complete and are qualified in their respective entireties by reference to the Purchase Agreement, the New Lion Warrant and the Existing Lion Warrant Amendment, which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by this reference.

Item 3.02	Unregistered Sale of Equity Securities.

The 1,801,802 Purchased Shares of Common Stock issued to Mr. Charney pursuant to the Purchase Agreement, as described above, were issued to Mr. Charney in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Corporation intends to use the proceeds from the issuance and sale of the Purchased Shares to Mr. Charney for working capital and general corporate purposes.

The 4,223,194 Note Shares issued or issuable, as applicable, to Mr. Charney pursuant to the Purchase Agreement, as described above, were issued or are issuable to Mr. Charney in exchange for, the three promissory notes owed by the Corporation to Mr. Charney pursuant to the exemption under Section 3(a)(9) of the Securities Act.

The New Lion Warrant was issued to Lion in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by this reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Purchase Agreement, dated as of March 24, 2011, between American Apparel, Inc. and Dov Charney.

10.2	Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated March 24, 2011, issued to Lion/Hollywood L.L.C.

10.3	Amendment No. 1, dated March 24, 2011, to the Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated March 13, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: March 25, 2011	By:	/s/ Glenn A. Weinman
Name: Glenn A. Weinman
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated as of March 24, 2011, between American Apparel, Inc. and Dov Charney.

10.2	Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated March 24, 2011, issued to Lion/Hollywood L.L.C.

10.3	Amendment No. 1, dated March 24, 2011, to the Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated March 13, 2009.